Exhibit 99.1

Tel: 214-969-7007

Fax: 214-953-0722

www.bdo.com

600 North Pearl, Suite 1700

Dallas, TX 75201

December 3, 2020

Mr. Michael Long, Audit Committee Chair

Mr. Joseph Daches, Chief Executive Officer, President and Chief Financial Officer

Lilis Energy, Inc.

1600 West 7th Street, Suite 400

Fort Worth, TX 76102

Dear Mr. Long and Mr. Daches:

This is to confirm that the client-auditor relationship between Lilis Energy, Inc. (Commission File Number 001-35330) and BDO USA, LLP has ceased.

Sincerely,

/s/ BDO USA, LLP

BDO USA, LLP

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.